Exhibit 10.2
LIGAND PHARMACEUTICALS INCORPORATED
NOTICE OF GRANT OF NON-QUALIFIED INDUCEMENT STOCK OPTION

As inducement material to the decision by the individual listed below (“Optionee”) to accept employment with OmniAb, Inc. (“OmniAb”), a subsidiary of Ligand Pharmaceuticals Incorporated (the “Corporation”), the Corporation hereby grants to Optionee a non-qualified stock option to purchase the number of shares (“Shares”) of Common Stock of the Corporation set forth below (the “Option”). This Option is subject to the terms and conditions set forth in this Notice of Grant of Non-Qualified Inducement Stock Option (the “Grant Notice”) and the Non-Qualified Inducement Stock Option Agreement (the “Stock Option Agreement”) attached hereto as Exhibit A, which is incorporated herein by reference. This Option is made and granted as a stand-alone award and is not granted under or pursuant to the Ligand Pharmaceuticals Incorporated 2002 Stock Incentive Plan, as amended and restated effective December 15, 2020 (the “Plan”).

Optionee: Kurt Gustafson

Grant Date: April 8, 2022

Vesting Commencement Date: March 21, 2022

Exercise Price: $117.06

Number of Option Shares: 40,000

Expiration Date: April 7, 2032

Type of Option: Non-Qualified Stock Option

Exercise Schedule: Twelve and one-half percent (12.5%) of the Option Shares subject to the Option shall vest on the six (6) month anniversary of the Vesting Commencement Date, and one forty-eighth (1/48th) of the Option Shares subject to the Option shall vest on each monthly anniversary thereafter, so that all of the Shares subject to the Option shall be vested on the fourth (4th) anniversary of the Vesting Commencement Date, subject to Optionee’s Service with the Corporation and/or OmniAB, Inc. on each applicable vesting date.

Employment at Will. Nothing in this Grant Notice or in the attached Stock Option Agreement shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

Definitions. All capitalized terms in this Grant Notice shall have the meaning assigned to them in this Grant Notice or in the attached Stock Option Agreement. For convenience purposes only, capitalized terms not defined in the Grant Notice or in the Stock Option Agreement shall have the meaning assigned to them in the Plan.

By accepting Optionee’s signature below, Optionee agrees to be bound by the terms and conditions of this Grant Notice and the Stock Option Agreement. Optionee has reviewed this Grant Notice and the Stock Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of this Grant Notice and the Stock Option Agreement. Participant hereby agrees to accept as binding, conclusive and final all

Exhibit 10.2
decision and interpretations of the Plan Administrator upon any questions arising under this Grant Notice and the Stock Option Agreement.

Ligand Pharmaceuticals Incorporated	Optionee
By:	By:
Print Name:	Print Name:	Kurt Gustafson
Title:

EXHIBIT A
LIGAND PHARMACEUTICALS INCORPORATED

NON-QUALIFIED INDUCEMENT STOCK OPTION AGREEMENT

RECITALS

A.In consideration of Participant’s agreement to commence employment with and remain in the employ of the Corporation (or a Parent or Subsidiary), and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice, the Corporation has granted to Optionee an option to purchase the Option Shares set forth in the Grant Notice.

B.All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1. GRANT OF OPTION. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

(a)The option is made and granted as a stand-alone award and apart from, and outside of, the Plan, and shall not constitute an award granted under or pursuant to the Plan. Notwithstanding the foregoing, the terms, conditions and definitions set forth in the Plan shall apply to the option (including but not limited to the adjustment provisions contained in Article One, Section V.D of the Plan), and the option shall be subject to such terms, conditions and definitions set forth in the Plan which are hereby incorporated into this Agreement by reference. For the avoidance of doubt, the option shall not be counted for purposes of calculating the aggregate number of Shares that may be issued or transferred pursuant to Awards under the Plan as set forth in Article One, Section V.A of the Plan. In the event of any inconsistency between the Plan and this Agreement, the terms of this Agreement shall control.
(b)The option is intended to constitute an “employment inducement grant” under NASDAQ Listing Rule 5635(c)(4), and consequently is intended to be exempt from the NASDAQ rules regarding stockholder approval of stock option and stock purchase plans. This Agreement and the terms and conditions of the option shall be interpreted in accordance and consistent with such exemption.

2.OPTION TERM. This option shall have a maximum term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

3.LIMITED TRANSFERABILITY.

(a)This option shall be neither transferable nor assignable by Optionee other than by will or the laws of inheritance following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee. However, Optionee may designate one or more persons as the beneficiary or beneficiaries of this option, and this option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding this option. Such beneficiary or beneficiaries shall take the transferred

Exhibit 10.2
option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this option may, pursuant to Paragraph 5, be exercised following Optionee’s death.

(b)This option may be assigned in whole or in part during Optionee’s lifetime to one or more members of Optionee’s family or to a trust established for the exclusive benefit of one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment.

4.DATES OF EXERCISE. This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

5.CESSATION OF SERVICE. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

(a)Should Optionee cease to remain in Service for any reason (other than death or Permanent Disability) while this option is outstanding, then Optionee (or any person or persons to whom this option is transferred pursuant to a permitted transfer under Paragraph 3) shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

(b)Should Optionee die while this option is outstanding, then the personal representative of Optionee’s estate or the person or persons to whom the option is transferred pursuant to Optionee’s will or the laws of inheritance following Optionee’s death or to whom the option is transferred during Optionee’s lifetime pursuant to a permitted transfer under Paragraph 3 shall have the right to exercise this option. However, if Optionee dies while holding this option and has an effective beneficiary designation in effect for this option at the time of his or her death, then the designated beneficiary or beneficiaries shall have the exclusive right to exercise this option following Optionee’s death. Any such right to exercise this option shall lapse, and this option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee’s death or (ii) the Expiration Date.

(c)Should Optionee cease Service by reason of Permanent Disability while this option is outstanding, then Optionee (or any person or persons to whom this option is transferred pursuant to a permitted transfer under Paragraph 3) shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

(d)During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares for which the option is exercisable at the time of Optionee’s cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any exercisable Option Shares for which the option has not been exercised. However, this option shall, immediately upon Optionee’s cessation of Service for any reason, terminate and cease to be outstanding with respect to any Option Shares for which this option is not otherwise at that time exercisable.

6.SPECIAL ACCELERATION OF OPTION.

(a)This option, to the extent outstanding at the time of a Change in Control but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of such Change in Control, become exercisable for all of the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully vested shares of Common Stock. However, this option shall not become exercisable on such an accelerated basis, if and to the extent: (i) this option is to be assumed by the successor corporation (or parent thereof) or is otherwise to be continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) this option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on any Option Shares for which this option is not otherwise at that time exercisable (the excess of the Fair Market Value of those Option Shares over the aggregate Exercise Price payable for such shares) and provides for subsequent payout of that spread in accordance with the same option exercise/vesting schedule for those Option Shares set forth in the Grant Notice.

Exhibit 10.2
(b)Immediately following the Change in Control, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction.

(c)If this option is assumed in connection with a Change in Control or otherwise continued in effect, then this option shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of this option, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control.

(d)This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7.ADJUSTMENT IN OPTION SHARES. The option shall be subject to adjustment as provided in Article One, Section V.D of the Plan.

8.STOCKHOLDER RIGHTS. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

9.MANNER OF EXERCISING OPTION.

(a)In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

(i)Execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised.

(ii)Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(A)cash or check made payable to the Corporation (includes cash paid from Optionee’s brokerage pursuant to a presale of shares in a so-called “cashless” exercise);

(B)subject to the consent of the Plan Administrator, shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date;

(C)shares of Common Stock issuable upon the exercise of the option having a Fair Market Value on the Exercise Date equal to the aggregate exercise price of the Option Shares with respect to which the option or portion thereof is being exercised; or

(D)through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (i) to a brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (ii) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Corporation in connection with the option exercise.

(iii)Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

Exhibit 10.2

(iv)Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all applicable income and employment tax withholding requirements applicable to the option exercise, which amounts may be paid in on or more of the forms of consideration permitted under clause (ii) above, subject to Article Six, Section I of the Plan and any required consent of the Plan Administrator under clause (ii) above. To the extent any employment tax withholding will be satisfied by Optionee pursuant to clause (B) or (C) under clause (ii) above, the shares to be surrendered to the Corporation or withheld from the shares of Common Stock otherwise issuable upon the exercise shall be limited to those shares with a Fair Market Value not exceeding the amount necessary to satisfy the tax withholding obligation of the Corporation with respect to the exercise of the option based on the minimum applicable statutory withholding rates.

(b)As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

(c)In no event may this option be exercised for any fractional shares.

10.COMPLIANCE WITH LAWS AND REGULATIONS.

(a)The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (including The Nasdaq Stock Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

(b)The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

11.SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee’s assigns, the legal representatives, heirs and legatees of Optionee’s estate and any beneficiaries of this option designated by Optionee.
12.NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the most recent address for Optionee on the Corporation’s payroll records. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

13.CONSTRUCTION. All decisions of the Plan Administrator with respect to any question or issue arising under the Option, the Grant Notice or this Agreement shall be conclusive and binding on all persons having an interest in this option.

14.GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

Exhibit 10.2
APPENDIX

The following definitions shall be in effect under the Agreement:
A.AGREEMENT shall mean this Non-Qualified Inducement Stock Option Agreement.
B.BOARD shall mean the Corporation’s Board of Directors.
C.CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through any of the following transactions:
(i)a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, or
(ii)the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation, or
(iii)the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders.
E.COMMON STOCK shall mean shares of the Corporation’s common stock.
F.CODE shall mean the Internal Revenue Code of 1986, as amended.
G.CORPORATION shall mean Ligand Pharmaceuticals Incorporated, a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of Ligand Pharmaceuticals Incorporated which shall by appropriate action assume the Option.
H.EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.
I.EXERCISE DATE shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.
J.EXERCISE PRICE shall mean the exercise price per Option Share as specified in the Grant Notice.
K.EXPIRATION DATE shall mean the date on which the option expires as specified in the Grant Notice.
L.FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:
(i)If the Common Stock is at the time traded on The Nasdaq Stock Market, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on The Nasdaq Stock Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists, or
(ii)If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
M.GRANT DATE shall mean the date of grant of the option as specified in the Grant Notice.

Exhibit 10.2
N.GRANT NOTICE shall mean the Notice of Grant of Non-Qualified Inducement Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.
O.INDEPENDENT DIRECTOR shall mean a director of the Corporation who is not an employee of the Corporation and who qualifies as “independent” within the meaning of NASDAQ Stock Market Rule 5605(a)(2), or any successor rule, if the Corporation’s securities are traded on the NASDAQ Stock Market, and/or the applicable requirements of any other established stock exchange on which the Corporation’s securities are traded, as applicable, as such rules and requirements may be amended from time to time.
P.NON-EMPLOYEE DIRECTOR shall mean a director of the Corporation who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition.
Q.NOTICE OF EXERCISE shall mean the notice of exercise in the form approved by the Plan Administrator from time to time.
R. OPTION SHARES shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.
S. OPTIONEE shall mean the person to whom the option is granted as specified in the Grant Notice.
T.PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
U.PERMANENT DISABILITY shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.
V.PLAN shall mean the Corporation’s 2002 Stock Incentive Plan, as amended from time to time.
W.PLAN ADMINISTRATOR shall mean (a) the Corporation’s Human Capital Management and Compensation Committee comprised of Independent Directors, each of whom is also a Non-Employee Director, or (b) a majority of the Corporation’s Independent Directors.
X.SERVICE shall mean the Optionee’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor.
Y.STOCK EXCHANGE shall mean the American Stock Exchange or the New York Stock Exchange.
Z.SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.